Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 25, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of the Radian Group Inc. Savings Incentive Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Radian Group Inc. on Form S-8 (File No. 333-154275).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 25, 2015